UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: December 6, 2016

(Date of earliest event reported)

OCI Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-36098	90-0936556
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Mailing Address:	Physical Address:
P.O. Box 1647 Nederland, Texas 77627	5470 N. Twin City Highway Nederland, Texas 77627

(Address of principal executive offices and zip code)

(409) 723-1900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On December 6, 2016, OCI Partners LP (“OCIP”) issued a press release announcing that its board of directors of its general partner has received a proposal from OCI N.V. (“OCI”) pursuant to which OCI would acquire the publicly held common units of OCIP not already directly or indirectly owned by OCI in a stock for unit exchange. Subject to negotiation and execution of a definitive agreement, OCI is proposing consideration of 0.5200 OCI shares for each issued and outstanding publicly-held common unit of OCIP as part of a transaction that would be structured as a merger of OCIP with an indirect wholly-owned subsidiary of OCI.

A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release, dated December 6, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCI Partners LP

	By:	OCI GP LLC, its general partner

Dated: December 6, 2016	By:	/s/ Frank Bakker
Frank Bakker
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release, dated December 6, 2016.